Exhibit 10.1

AGREEMENT FOR THE PURCHASE OF COMMON STOCK

THIS COMMON STOCK PURCHASE AGREEMENT, (this “Agreement”) made this 9th day of December, 2009, by and between Daymon Bodard, Sole Director, CEO and CFO of Nova Energy, Inc., a Nevada corporation,  having its principal offices located at 123  W. Nye Lane, Ste. 129, Carson City, NV 89706, (“Nova Energy”), representing himself and Netresolutions.com, Inc., an Oregon corporation  (hereinafter “Sellers”), Nova Energy, and Isthmus Horizons, Inc., a Panamanian corporation (“Purchaser”), setting forth the terms and conditions upon which the Sellers will sell Two Million, Two Thousand, One Hundred Seventy-Six (2,002,176) shares of Nova Energy  common stock (the “Shares”), personally owned by Sellers, to Purchaser.

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH:

WHEREAS, the Sellers desire to appoint Jody M. Walker, Attorney at Law, to act as the Escrow Agent ("Escrow Agent") for this transaction and to receive and hold all consideration received from the Purchaser for the sale of the Shares and all stock certificates and stock powers (the “Certificates”) in an escrow account (the “Escrow Account”).

WHEREAS, the Purchaser, Sellers and Escrow Agent, have entered into an ESCROW AGREEMENT dated December 9, 2009.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I

SALE OF SECURITIES

1.01

Subject to the terms and conditions of this Agreement, the Sellers shall sell the Shares, and the Purchaser shall purchase the Shares, for a total of Three Hundred Fifteen Thousand Dollars (U.S.) ($315,000.00) (the “Purchase Price”).  This is a private transaction between the Sellers and Purchaser.

1.02

The Sellers hereby appoint Jody M. Walker (“Escrow Agent”) to act as the Escrow Agent as to the distribution of the funds received for the sale of the Shares and distribution of the shares and documents of Nova Energy to be held in the Escrow Account.

1.03

Deposit:    Upon execution of this agreement, Purchaser shall make, by wire transfer, a deposit (the “Deposit”) in the amount of Fifty Thousand Dollars ($50,000), to the Escrow Account maintained by the Escrow Agent, as a deposit on the sale of the Shares being sold by the Sellers. In addition to the Deposit, the Escrow Agent shall hold the stock certificates and stock powers for the Shares (the “Certificates”) in escrow, in accordance with the Escrow Agreement. The Deposit and other documents held in escrow shall be released in accordance with the terms of the Escrow Agreement, prior to or at, Closing. After December 14, 2009, the Deposit shall become non-refundable and released to the Sellers, if the Deposit has not been released as of such date. Upon receipt of the Deposit by the Transfer Agent, Sellers will forward by overnight mail, or by email, for review by Purchaser, a due-diligence package which will include copies of original documents of Nova Energy which Purchaser may request, including, but not limited to, articles, bylaws, minutes, contracts or agreements, if any, financial statements and shareholder list and any other documents that are available and requested by Purchaser.  Purchaser will provide Sellers information as requested by Sellers concerning Purchaser, including information on the proposed merging company, its officers and directors and copies of the latest audited financial statements.

1.04

Seller shall pay the balance of the Purchase Price for the Shares due to the Sellers at the Closing, by official bank check or wire transfer, to the Escrow Account. The Shares shall remain in the Escrow Account until the full Purchase Price of $315,000 has been paid, after which the Closing on the sale of the Shares shall take place and all stock certificates shall be delivered to the Purchaser along with all documents listed in paragraphs 2.12 and 3.02 below.

This Agreement may be terminated unilaterally by Sellers if: (i) the balance of the Purchase Price for the Shares is not paid in full on or before December18, 2009, unless an extension of time is agreed to in writing by both parties; or (ii) Purchaser has failed to comply with all material terms of this Agreement. Upon such termination, all consideration paid by Purchaser shall be delivered to Sellers in accordance with the terms of the Escrow Agreement. Upon the payment of the total Purchase Price of $315,000.00 by the Purchaser to the Sellers for the Shares, by wire transfer to the Escrow Account, and the receipt of all items outlined below which shall be provided by the Sellers, the Closing will take place immediately unless extended by the parties signing this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Sellers and Nova Energy hereby represent and warrant to the Purchaser the following:

2.01

Organization;

Nova Energy is a Nevada corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the state Nevada and elsewhere (if required). All actions taken by the incorporators, directors and/or shareholders of Nova Energy have been valid and in accordance with the laws of the state of Nevada.  Nova Energy is a fully reporting company with the SEC and Nova Energy’s common stock is included for quotation on the OTCBB.  Nova Energy does not have any subsidiaries.

2.02

Capital.   The authorized capital stock of Nova Energy consists of 52,000,000 shares of Common Stock, $0.001 par value, of which 3,422,400 shares of Common Stock are issued and outstanding.  Nova Energy does not have any authorized shares of preferred stock. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.  At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Nova Energy to issue or to transfer from treasury any additional shares of its capital stock.  None of the outstanding shares of Nova Energy are subject to any stock restriction agreements.  There are approximately 252 shareholders of record of Nova Energy. All of such shareholders have valid title to such Shares and acquired their Shares in a lawful transaction and in accordance with Nevada corporate law and the applicable securities laws of the United States.

2.03

Financial Statements.   Nova Energy is a reporting company and financials can be found on EDGAR.

2.04    Filings with Government Agencies.  Nova Energy is a reporting company and files annual and quarterly reports with the SEC.  Nova Energy has made all required filings with the SEC and the State of Nevada that might be required.  Upon the purchase of the Shares by the Purchaser, the Purchaser will have the full responsibility for filing any and all documents required by the Securities and Exchange Commission, including a Form D, and/or any other government agency that may be required.  The Sellers will supply the Purchaser with all information that is currently available for Nova Energy.  The Purchaser understands that the Sellers will have no responsibility whatsoever for any filings made by Nova Energy in the future, either with the SEC, FINRA or with the State of Nevada.

2.05

Liabilities.  Nova Energy shall not have any liabilities at closing, except for two convertible promissory notes, one of which was executed on December 31, 2002, which presently has accrued to $551,003, and the other of which was executed on August 26, 2006, in the amount of $564,000, for a total $1,040,859.  Upon Purchaser’s instruction, if Purchaser so chooses, Daymon Bodard who is the holder of said Notes, will assign his rights in said notes to one or more assignees to be identified by Purchaser during the course of this transaction who have expressed an interest in assuming the respective debts. The consideration due Bodard for his interest in said notes regarding the aforementioned assumption of the respective debts, shall be included in the Purchase Price as set forth hereinabove.   Other than the two promissory notes, Nova shall not, as of Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise that will not be paid at Closing. Sellers are not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Shares or Nova Energy.  There is no dispute of any kind between Nova Energy and any third party, and no such dispute will exist at Closing.  At Closing, except as set forth herein, Nova Energy will be free from any and all liabilities, liens, claims and/or commitments.

2.06

Tax Returns.  Nova Energy has filed tax returns.  As of closing, there shall be no taxes of any kind due or owing.

2.07

Ability to Carry Out Obligations.  The Sellers and Nova Energy have the right, power, and authority to enter into, and perform their obligations under this Agreement.  The execution and delivery of this Agreement by the Sellers and Nova Energy and the performance by the Sellers of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Nova Energy the officers, directors or Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Nova Energy (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Nova Energy or upon the shares of Nova Energy to be acquired by the Purchaser.

2.8

Contracts, Leases and Assets.  To the best of the knowledge of the Sellers, Nova Energy is not a party to any contract, agreement or lease (unless such contract, agreement or lease has been assigned to another party or Nova Energy has been released from its obligations thereunder.)  No person holds a power of attorney from Nova Energy or the Sellers.  At the Closing, Nova Energy will have no assets or liabilities.

2.9

Compliance with Laws.  To the best of knowledge of the Sellers, Nova Energy has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation pertaining.  To the best of the knowledge of the Sellers, Nova Energy has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.  At the time that Nova Energy sold Shares to the Sellers, Nova Energy was entitled to use the exemptions provided by the Securities Act of 1933 relative to the sale of its Shares.  The Shares being sold herein are being sold in a private transaction between the Sellers and the Purchaser, and the Sellers make no representation as to whether the Shares are subject to trading restrictions under the Securities Act of 1933, as amended and rules thereunder.

2.10

Litigation.  To the best of the knowledge of the Sellers, Nova Energy is not a party to any suit, action, arbitration, or legal administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Sellers, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Nova Energy.  Nova Energy is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.11

Conduct of Business.    Prior to the Closing, Nova Energy  shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser) (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

2.12

Corporate Documents.  Each of the following documents, which shall be true, complete and correct in all material respects, will be submitted at the Closing:

(i)

Certificate of Incorporation and all amendments thereto;

(ii)

Bylaws and all amendments thereto;

(iii)

Minutes and Consents of Shareholders;

(iv)

 Minutes and Consents of the board of directors;

(v)

List of officers and directors;

(vi)

 Certificate of Good Standing from the Secretary of State of Nevada.

(vii)

Current Shareholder list from the Transfer Agent.

2.13

Closing Documents.   All minutes, consents or other documents pertaining to Nova Energy to be delivered at the Closing shall be valid and in accordance with the laws of Nevada.

2.14

Title.   The Sellers have good and marketable title to all of the Shares being sold by them to the Purchaser pursuant to this Agreement.  The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws.  None of the Shares are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to such Shares.  Except as provided in this Agreement, the Sellers are not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by purchasers (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

2.15    Transfer of Shares.  The Sellers will have the responsibility for sending all certificates representing the shares being purchased, along with the proper Stock Powers with Bank Signature Guarantees or Power of Attorney to the Escrow Agent for delivery to the Purchaser.

The Purchaser will have the responsibility of sending the certificates, along with stock powers to the Transfer Agent for Nova Energy to have the certificates changed into their respective names and denominations and the Purchaser shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

2.16

Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III

CLOSING

3.01

Closing for the Purchase of Common Stock.  The Closing (the “Closing”) of this transaction for the Shares of Common Stock being purchased will occur when all of the documents and consideration described in Paragraphs 2.13 above and in 3.02 below, have been delivered. If the Closing does not occur on or before December 18, 2009, then either party may terminate this Agreement upon written notice.

This Agreement can be terminated in the event of any material breach by either party.

3.02

Documents and Payments to be Delivered at Closing of the Common Stock Purchase.  As part of the Closing of the Common Stock purchase, those documents listed in 2.13 of this Agreement, as well as the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered:

(a)

By the Sellers:

(i)

stock certificate or certificates, along with Bank Guaranteed stock powers, representing the 2,002,176 Shares, endorsed in favor of the name or names as designated by Purchaser or left blank;

(ii)

the resignation of all officers of Nova Energy.

(iii)

the appointment of a new President, Secretary and Treasurer of Nova Energy as designated by Purchaser, and the resignation of all officers of Nova Energy.

(iv)

subject to applicable law, including without limitation, Rule 14f-1 under the Securities Exchange Act of 1934, as amended, the appointment of new directors of Nova Energy as designated by the Purchaser, in a form reasonably acceptable to the Purchaser, and the resignation of all of Nova Energy’s current directors, in a form reasonably acceptable to the Purchaser;

(v)

true and correct copies of all of the business and corporate records of Nova Energy, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings or consents, financial statements, shareholder listings, stock transfer records, agreements and contracts that exist and

(vi)

such other documents of Nova Energy as may be reasonably required by Purchaser, if available.

(b)

By Purchaser:

(i)

wire transfer to the Escrow Account of a total of $265,000.00,  representing the balance of the payment for the Purchase Price for the Shares.

ARTICLE V

REMEDIES

5.01

Reserved.

5.02

Termination.  In addition to any other remedies, the Purchaser may terminate this Agreement, if at the Closing, the Sellers have failed to comply with all material terms of this Agreement has failed to supply any documents required by this Agreement unless they do not exist, or has failed to disclose any material facts which could have a substantial effect on any part of this transaction.   In the event of termination, Purchaser shall return all original corporate documents to Sellers within 3 business days.

5.03

Indemnification.  From and after the Closing, the parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.04

Indemnification Non-Exclusive    The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VI

MISCELLANEOUS

6.01

Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02

No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03

Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

6.04

Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

6.05

Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the parties hereto, and supersede all prior agreements and understandings.

6.06

Significant Changes   The Sellers understand that significant changes may be made in the capitalization and/or stock ownership of Nova Energy, which changes could involve a reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of Nova Energy.

6.07

Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all parties.

6.08

Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to the Sellers:

Daymond Bodard

123 W. Nye Lane, Ste. 129

Carson City, NV 89706

Phone: 250-716-1773

Fax: 250-716-1716

Email: novaenergy@shaw.ca

If to the Purchaser:

Isthmus Horizon, Inc.

_____________________

_____________________

Attn:  ____________

Fax:

Email: ___________

With a Copy to:

Andrea Cataneo

c/o Sichenzia Ross Friedman Ference, LLP

61 Broadway, 32nd Floor

New York, NY 10006

Phone: 212 398 3471

Fax:  212 930-9725

6.09

Binding Effect.     This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement

6.10

Effect of Closing.   All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

6.11

Mutual Cooperation.    The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein..

6.12

Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Nevada (regardless of its conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting thereof.

In witness whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.

____________________________

Daymon Bodard

Netresolutions.com, Inc.

By: _________________________________

Name: Daymon Bodard

Title:

Isthmus Horizons, Inc.

By: ________________________________

Name:

Title:

Nova Energy, Inc.

By: ________________________________

Name:

Title: